FOR IMMEDIATE RELEASE: June 15, 2023 Centrus Completes Operational Readiness Review for HALEU Production and Receives NRC Authorization to Introduce Uranium Into Centrifuge Cascade Bethesda, MD – Centrus Energy Corp (NYSE American: LEU) announced today that it has successfully completed its operational readiness reviews with the U.S. Nuclear Regulatory Commission (NRC) and received NRC approval to possess uranium at the Piketon, Ohio site and introduce uranium into the cascade of centrifuges Centrus has constructed. This is a critical milestone in advancing toward first-of-a-kind production of High-Assay, Low-Enriched Uranium (HALEU) and means that Centrus remains on track to begin production by the end of 2023. “Centrus continues to meet every contract milestone on time and on budget, putting us in position to pioneer U.S. HALEU production to meet the needs of the Department and the nuclear industry,” said Daniel B. Poneman, Centrus President and CEO. “By establishing a secure, reliable American source of HALEU, we can help enable the commercialization of a whole new generation of U.S.-designed advanced nuclear reactors to supply the carbon-free energy the world needs.” “We are proud to be one step closer to starting up what will be the first new, U.S.-owned enrichment plant to begin production in 70 years,” said Centrus Senior Vice President for Field Operations Larry Cutlip. “Our talented workforce has executed beautifully in building the cascade, securing a HALEU license, and putting us in position to become the first commercial HALEU producer.” Centrus began construction of a cascade of centrifuges in 2019 under contract with the U.S. Department of Energy. In 2022, Centrus secured a competitively-awarded follow-on contract to finish construction, complete final regulatory steps, bring the cascade into operation, and produce HALEU for the Department’s use. The operational readiness reviews were required under Centrus’ NRC license, which was successfully amended in 2021 to make the Piketon site the only NRC-licensed HALEU production facility. Construction of the cascade and most of the support systems is now complete, and Centrus has also finished initial testing of these systems. The next steps are for Centrus to complete construction of the on-site HALEU storage area and conduct final testing activities prior to operation, with initial HALEU production set to begin by the end of the year.

HALEU is an advanced nuclear fuel required for most of the next-generation reactor designs currently under development. Nine of the ten advanced reactor designs selected for funding under the Department of Energy’s Advanced Reactor Demonstration Program, including the two demonstration reactors, will rely on HALEU, as will the first non-light water reactor to enter licensing review by the NRC. Separate from the operations contract, Centrus is investigating the possibility to scale up the Piketon facility with additional centrifuge cascades for expanded HALEU production – provided that sufficient funding or offtake contracts can be secured. A full-scale HALEU cascade, consisting of 120 individual centrifuge machines, with a combined capacity of approximately 6,000 kilograms of HALEU per year (6 MTU/year), could be brought online within about 42 months of securing the funding to do so. Centrus has the capability to add an additional cascade every six months after that. Such an expansion would mobilize hundreds of union workers in Ohio to build and operate the plant and support thousands of direct and indirect jobs across a 100 percent domestic manufacturing supply chain. About Centrus Energy Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com. Forward Looking Statements This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by the COVID-19 pandemic and subsequent variants, and any worsening of the global business and economic environment as a result; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operations Contract”), (ii) our ability to obtain contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks related to uncertainty regarding our ability to commercially deploy a competitive enrichment technology; risks related to the fact that we face significant competition from major producers who may be less cost sensitive or are wholly or partially government owned; risks related to the impact of government regulation and policies including by the DOE and the

U.S. Nuclear Regulatory Commission; and other risks and uncertainties discussed in this and our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our other filings with the SEC, including our Annual report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.